Exhibit 10.52

AMENDMENT NO. 2 TO CREDIT AGREEMENT

                THIS AMENDMENT NO. 2 (this “Amendment”) dated as of December 31, 2004 to the CREDIT AGREEMENT dated March 12, 2003, as amended by the Amendment No. 1 to Credit Agreement dated December 31, 2003 (collectively, the “Credit Agreement”), is by and among ARIAD Pharmaceuticals, Inc., a Delaware corporation, ARIAD Corporation, a Delaware corporation, and ARIAD Gene Therapeutics, Inc., a Delaware corporation (hereinafter sometimes referred to collectively as the “Borrowers”) and Citizens Bank of Massachusetts, a Massachusetts bank (the “Lender”). All capitalized terms not defined herein but defined in the Credit Agreement shall have the meanings given to such terms in the Credit Agreement.

                WHEREAS, the Borrowers and the Lender have agreed to certain modifications to the Credit Agreement as set forth herein.

                NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Borrowers and the Lender hereby agree that the Credit Agreement is amended as follows:

                1.      Amendment to Subsection 2.1(a).   Subsection 2.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                         2.1  General.

(a) Subject to the terms and conditions hereof, the Lender agrees to make a loan (the “Loan”) to the Borrowers on the Closing Date in the principal amount of Nine Million Five Hundred Seventy-Five Thousand and 00/100 Dollars ($9,575,000.00). The principal amount of the Loan may from time to time be advanced as or converted to (i) LIBOR Loans, (ii) Prime Rate Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Lender in accordance with subsections 2.2 and 2.8.

2. Amendment to Subsection 2.5. Subsection 2.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.5 Payment of Term Loan. The Borrowers hereby unconditionally promise to pay to the order of the Lender the principal amount of the Loan in thirty-eight monthly installments of One Hundred Sixty Thousand and 00/100 Dollars ($160,000.00) commencing on January 31, 2005, and continuing on the last day of each consecutive month thereafter until the Maturity Date. The Borrowers hereby further agree to pay interest on the unpaid principal balance of the Loan, in arrears, on each Interest Payment Date; provided, however, any such interest accruing at the Late Rate shall be due and payable on demand. On the Maturity Date (or such earlier date on which the Loan becomes due and payable pursuant to subsection 7.1), the entire remaining outstanding balance of the Loan (including, without limitation, all unpaid principal, all accrued but unpaid interest and all unpaid fees, charges, costs and expenses) shall be immediately due and payable in full.

3. Amendment to Subsection 5.11. Subsection 5.11 of the Credit Agreement is hereby amended by adding the following paragraph to the end of said Subsection 5.11:

Notwithstanding the foregoing, the Lender hereby waives the foregoing requirements of this subsection 5.11 in connection with the formation of the Foreign Subsidiary known as ARIAD Pharma S.A. provided the Borrowers remain in compliance with the following requirements:

(a) The initial capitalization of ARIAD Pharma S.A. shall not exceed 60,000 euros.

(b) The Borrowers shall not advance more than 25,000 euros per year to fund the operations of ARIAD Pharma S.A.

                 4.         Amendment to Subsection 5.13.   Subsection 5.13 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                              5.13    Cash, Cash Equivalents, Marketable Securities and Investments.

(a) During the term of this Agreement, the Borrowers shall maintain, as evidenced on their consolidated balance sheet, not less than Thirteen Million and 00/100 Dollars ($13,000,000.00) in Unrestricted Cash, unrestricted Cash Equivalents, and unrestricted marketable securities (the “Liquid Assets”).

(b) Not less than Eighty-Five Percent (85%) of the Borrowers’ total Liquid Assets shall be invested through and held by either Citizens Investment Management Services, a unit of the Lender which provides financial management services (“CIMS”) or the Treasury Desk, in investments which are consistent with the Borrowers’ current investment policy, a copy of which is attached hereto as Exhibit D, all of such investments to be in book entry form (each singly, a “Treasury Investment” and collectively, the “Treasury Investments”). Notwithstanding the foregoing, in no event shall the Borrowers be required to invest more than Seventeen Million and 00/100 Dollars ($17,000,000.00) with CIMS and the Treasury Desk, collectively, during the Term of this Agreement.

(c) To liquidate a Treasury Investment, the Borrowers shall, not less than two (2) Business Days prior to the maturity of such Treasury Investments, provide written instructions to the Lender via facsimile transmission regarding such Treasury Investment in the form attached hereto as Exhibit E (the “Treasury Investment Instructions”). The Treasury Investment Instructions shall contain, in addition to standard instructions, a representation and warranty that the execution of the requested instructions shall not cause a breach of any of the covenants contained in this Agreement.

               5.              Amendment to Appendix A to the Credit Agreement. The text of each of the following definitions contained in Appendix A of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

                                “Closing Date”:  the date on which the conditions precedent set forth in Section 3 shall be satisfied or waived, except that with respect to Amendment No. 2 to Credit Agreement

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dated December 31, 2004 and the Second Amended and Restated Term Note delivered in connection therewith, the Closing Date shall be December 31, 2004. “Interest Payment Date”:

(a) as for any Prime Rate Loans, the last day of each calendar month, commencing in January, 2005;

(b) as for any LIBOR Loan having an Interest Period of three (3) months or less, the last day of such Interest Period; and

(c) as for any LIBOR Loan having an Interest Period longer than three months, each day which is three (3) months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                             “Maturity Date”: March 31, 2008.

                 6.          Amendment to Appendix A to Exhibit B to the Credit Agreement.   Appendix A to Exhibit B of the Credit Agreement is hereby deleted in its entirety and replaced with the attached Appendix A.

                 7.          Amendment to Subsection 6.10.    Subsection 6.10 of the Credit Agreement is hereby amended by adding the following Subsection 6.10(d) thereto:

                                (d) the initial capitalization of ARIAD Pharma S.A. in an amount not to exceed 60,000 euros and loans, extensions of credit, capital contributions, advances and other forms of investment of up to, but not exceeding, 25,000 euros per year to ARIAD Pharma S.A. to fund operations.

                 8.          Amendment to Master Disclosure Schedule.   The Master Disclosure Schedule attached to the Credit Agreement is hereby deleted in its entirety and replaced with the attached Master Disclosure Schedule.

                 9           Credit Extension and Amendment Fee.   The Borrowers hereby agree to pay to the Lender a fee of $7,500.00 in consideration of the Lender entering into this Amendment.

                 10.        No Further Amendments.   Except as amended hereby, all other provisions of the Credit Agreement shall remain in full force and effect. After the effective date hereof, all references in the Credit Agreement and other Financing Documents shall be deemed to refer to the Credit Agreement as amended hereby, representing the entire expression of the parties with respect to the subject matter hereof on the date this Amendment is executed.

                11.        Ratification of Financing Documents.   By signing below, the Borrowers ratify and affirm the terms of the Credit Agreement (as amended hereby), the Note, the Security Agreements and all other Financing Documents executed in connection with any of the foregoing, and confirm and represent that each remains in full force and effect and that no default or event of default has occurred thereunder (except such defaults or events of default as have been waived in writing by the

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Lender on or before the date hereof or such defaults or events of default as the Borrowers have requested, in writing prior to the date hereof, the Lender to waive).

                12.           Governing Law.   This Amendment shall be governed in all respects by the laws of the Commonwealth of Massachusetts without regard to any conflicts of laws principles.

                 13.           Descriptive Headings.   Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provisions of this Amendment.

                 14.           Counterparts.   This Amendment may be executed in any number of identical counterparts, each of which will constitute an original but all of which when taken together will constitute but one instrument.

                 15.           Severability.   In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                WITNESS our hands and seals as of the date set forth above.

WITNESS AS TO BORROWERS:	ARIAD PHARMACEUTICALS, INC.

/s/ Dain K. Waters	By:	/s/ Edward M. Fitzgerald
—————————————		—————————————————
Name: Dain K. Waters	Name: Edward M. Fitzgerald
Title: Senior Vice President and
Chief Financial Officer

ARIAD CORPORATION

	By:	/s/ Edward M. Fitzgerald
—————————————————
Name: Edward M. Fitzgerald
Title: Vice President and
Chief Financial Officer
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ARIAD GENE THERAPEUTICS, INC.

	By:	/s/ Harvey J. Berger
————————————————
Name: Harvey J. Berger, M.D.
Title: Chief Executive Officer

WITNESS AS TO LENDER:	CITIZENS BANK OF MASSACHUSETTS

/s/ David P. O’Connell	By:	/s/ R. Scott Haskell
—————————————		————————————————
Name:	R. Scott Haskell, Vice President
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EXHIBIT D

ARIAD Pharmaceuticals, Inc.
Statement of Investment Policy for the Company’s Short-Term Investment Portfolio
Approved by the ARIAD Board of Directors on December 16, 2003

PURPOSE:

To establish a policy for the regular investment of surplus Company funds which are not needed to meet current operating cash requirements.

POLICY OBJECTIVES:

The primary objective of this Investment Policy is to establish guidelines to govern the management of the Company’s short-term investment portfolio consistent with the following objectives:

1)      Preserve capital
2)      Maintain liquidity to meet Company operating cash flow requirements
3)      Maximize return, subject to these investment guidelines and the Company’s tax situation

RESPONSIBILITIES:

It is the responsibility of the Board of Directors to adopt this policy. The Chief Executive Officer or Chief Financial Officer shall have responsibility to implement this Policy, shall monitor compliance both internally and by outside money managers, and shall be the only officers authorized to make deposits into or withdrawals from the Company’s short-term investment accounts. The Chief Executive Officer or Chief Financial Officer may delegate day-to-day transaction initiation within the Company short-term investment portfolio to the Corporate Controller.

POLICY APPLICABILITY:

This Investment Policy applies to the total of all Company short-term investments, including all sums held as investable cash, money market accounts, money market funds, and short-term marketable securities. This Investment Policy does not apply to cash held in operating accounts or maintained as compensating balances for credit facilities.

INVESTMENT GUIDELINES:

General

The Company’s short-term investment portfolio should be structured to match the needs of the Company’s current financial situation. In managing and structuring its short-term investment portfolio, management will consider the projections of operating cash flow, updated periodically, and ensure liquidity requirements are satisfied. Potential liquidity requirements must be considered to minimize unnecessary early liquidation of investments or borrowing. The trade-off between liquidity and yield must be carefully considered when structuring the portfolio.

Maturity

Maturities of individual investments shall not exceed 36 months from the date of trade settlement.

Liquidity

The Company’s short-term investment portfolio shall consist of money market funds and liquid securities that regularly trade in a secondary market under normal conditions. The portfolio shall be structured so that securities mature as needed to meet anticipated Company operating cash flow and liquidity needs.

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Credit Quality

No investment may be rated lower than the minimum credit rating of A for bonds, A1/P1 for commercial paper, and MIG- l/SP-1 for municipal securities.

Currency

All investments must be denominated in US dollars, Eurodollars or hedged back to US dollars. The only non-US dollar investments held will be the result of specific hedging caused by foreign exchange exposure.

Safety

Investments will be made in the highest quality instruments to ensure the safety of the investments. Each instrument must meet minimum credit ratings outlined in this policy.

Diversification

•	No single security in the portfolio may be larger than the greater of $5 million or 5% of the total investment portfolio (excluding investments in obligations of the US government and its agencies, money market accounts with immediate liquidity, diversified money market funds, and time deposits with approved banks).

•	Time deposits of approved banks may be purchased with maturities of 90 days or less and are subject to the limits shown below. Approved banks consist of the largest 200 banks as ranked by assets with rating of A or better.

•	AAA Bank: $5 million
•	AA Bank: $3 million
•	A Bank: $1 million

•	No single municipal security may exceed $2 million

•	Securities over 1 year in maturity must be rated AA or better

•	No single institution rated less than AAA (other than the US government or its agencies) may back or guarantee more than $5 million of the total investment portfolio

•	Institutional money market funds and bond funds must b managed by major bank trust department portfolio managers, major brokerage houses, or major institutional fund advisor.

Allowable Instruments The following are the only types of securities authorized for investment:

•	US Treasury securities

•	Federal agency securities

•	Corporate securities, including commercial paper, corporate bonds, medium-term notes, variable rate demand obligations, tender option bonds, and similar instruments

•	Diversified money market funds with daily liquidity option or money market accounts with immediate liquidity

•	Banker’s acceptances, certificates of deposit, time deposits of approved institutions

•	Auction rate securities

•	Municipal securities, including revenue, tax, general obligation, and similar instruments

•	Asset-backed securities which are senior and collateralized by either credit card receivables or auto loans

Downgrade Policy
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Any security with over six months remaining to maturity that drops to A or below will require the Chief Executive Officer’s or Chief Financial Officer’s approval to continue to hold in the portfolio.

Securities or investments that no longer meet the criteria of this policy should be sold or exchanged when market conditions permit realization of reasonable value.

Exceptions

In limited or unusual circumstances, only the Chief Executive Officer or the Chief Financial Officer may approve exceptions to this policy.

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EXHIBIT E

[ARIAD Pharmaceuticals, Inc. Letterhead]

Date

Mr. Scott Haskell
Mr. William Clossey
Technology Banking Division
Citizens Bank
53 State St. MBS830
Boston, MA 02110

1.     Re:  Treasury Investment Instructions

Dear Scott & Will:

[Provide investment instructions]

Warranty & Representation:

ARIAD Pharmaceuticals, Inc. (“ARIAD”) hereby warrants and represents that it will remain in compliance with all of ARIAD’s covenants in the Credit Agreement dated March 12, 2003, as amended (the “Credit Agreement”) between Citizens Bank of Massachusetts and ARIAD, and no Event of Default exists or will exist under the Credit Agreement, after execution of the above mentioned investment instructions.

Sincerely,
[ARIAD officer signature]

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CREDIT AGREEMENT
(the “Agreement”)

by and between

CITIZENS BANK OF MASSACHUSETTS
(the “Lender”)

and

ARIAD PHARMACEUTICALS, INC.,
ARIAD CORPORATION and ARIAD GENE THERAPEUTICS, INC.
(each individually, a “Borrower” and collectively, the “Borrowers”)

MASTER DISCLOSURE SCHEDULE

                 The Borrowers, jointly and severally, represent and warrant to the Lender that the statements contained in Section 4 of the Agreement are true, correct and complete as of the date of the Agreement, except as set forth in this Master Disclosure Schedule (as the same may be supplemented, from time to time, the “Master Disclosure Schedule”). The Master Disclosure Schedule is arranged in sections corresponding to the lettered and numbered sections contained in Section 4 of the Agreement.

4.6	No exceptions except ongoing litigation as a plaintiff against Eli Lilly and Company as described in ARIAD Pharmaceuticals, Inc.’s Form 10-Q for the fiscal quarter ended June 30, 2004, filed on August 4, 2004.

4.15	ARIAD Pharmaceuticals, Inc. has the following subsidiaries:

ARIAD Corporation (100% owned) ARIAD Gene Therapeutics, Inc. (80% owned) ARIAD Pharma S.A. (99% owned)

ARIAD Corporation has the following subsidiaries:

ARIAD Pharma S.A. (1% owned)

ARIAD Gene Therapeutics, Inc. has no subsidiaries.
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Appendix A to Compliance Certificate ARIAD Pharmaceuticals, Inc. ARIAD Corporation ARIAD Gene Therapeutics, Inc.

I. Total Balance Sheet Cash & Investments:
1. Total Cash & Investments:
2. Required Total Cash & Investments Per Covenant:	$13,000,000

3. Excess / (Deficit) (#1-#2)

II. Citizens Treasury Investments:
4. Borrowers’ Treasury Investments:
5. Required Treasury Investments (#1*85%)#:
6. Minus Excess Investments (#1-$17MM*85%)##:
7. Adjusted Required Treasury Investments (#5-#6):
8. Excess / (Deficit) Treasury Investments (#4-#7):

III. Treasury Investment Summary:
Government Securities:
Commercial Paper:
Citizens Certificate of Deposits:
Treasury Bills:
Total (Equals #4):
# Per Section 5.13(b) Paragraph 1.
## Per Section 5.13(b) Paragraph 2.
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